Exhibit 16.1

November 3, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Ladies and Gentlemen:

We have read the section entitled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in the Registration Statement on Form S-1 of Athenex, Inc. (the “Company”) and agree with paragraphs 1, 2, and 3 in this section, except that we are not in a position to agree or disagree with the Company’s statement regarding the engagement of Deloitte & Touche LLP in paragraph 1. We have no basis to agree or disagree with other statements of the Company contained therein.

/s/ Freed Maxick CPAs, P.C.